AMENDMENT II
                                     to the
                         SHAREHOLDER SERVICES AGREEMENT
                                       of
                        THE CROWLEY PORTFOLIO GROUP, INC.


      WHEREAS, The Crowley Portfolio Group, Inc. (the "Fund") entered into a Shareholder Services Agreement (the "Agreement") with the Crowley Financial Group, Inc. ("Crowley Financial") dated August 1, 1993, for the Crowley Growth and Income Portfolio series (formerly, The Crowley Growth Portfolio series) and The Crowley Income Portfolio series of the Fund, and amended the Agreement on March 31, 1995 to add The Crowley Diversified Management Portfolio series of the Fund to the Agreement; and

      WHEREAS, The Crowley Growth and Income Portfolio ("Portfolio) series was terminated by Articles Supplementary filed in the State of Maryland on November 25, 1998; and

      WHEREAS, the Fund and Crowley Financial wish to amend the Agreement to remove the Portfolio from the Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants herinafter set forth, and intending to be legally bound, it is agreed that:

      1. The Agreement is hereby amended to delete the Portfolio from the Agreement, and Crowley Financial will continue to perform all the services and obligations set forth in the Agreement for the remaining two series of the Fund, The Crowley Income Portfolio series and The Crowley Diversified Management Portfolio series (collectively, the "Series").

      2. Crowley Financial is entitled to compensation as set forth in Article VIII and on Schedule A of the Agreement, only with respect to the services provided by it to the two remaining Series.

      3. As amended herein, the Agreement shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the ____________ day of ____________, 1999.

                                  THE CROWLEY FINANCIAL GROUP, INC.


ATTEST: ________________________   By: __________________________




                                  THE CROWLEY PORTFOLIO GROUP, INC.

                                    By: ________________________